UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2026

HARMONIC INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-25826	77-0201147
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

2590 Orchard Parkway

San Jose, CA 95131

(Address of principal executive offices, including zip code)

(408) 542-2500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	HLIT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory.

(e) Compensatory.

2026 Key Contributor Incentive Plan

On February 3, 2026, the Compensation Committee (the “Compensation Committee”) of the board of directors (the “Board”) of the Company, following a review of the Company’s executive compensation program with its third-party compensation consultant’s assistance, approved the adoption of the Harmonic 2026 Key Contributor Incentive Plan (the “Bonus Plan”). The participants in the Bonus Plan include the following named executive officers of the Company:

Name	Position
Nimrod Ben-Natan	President and Chief Executive Officer
Walter Jankovic	Chief Financial Officer
Timothy Chu	General Counsel, SVP HR and Corporate Secretary

The performance goals under the Bonus Plan are comprised of non-GAAP operating profit and bookings targets for fiscal 2026.

A minimum threshold must be exceeded before any bonus payments will be made with respect to a Bonus Plan component, and in the event any targets are surpassed, a Bonus Plan participant may receive total bonus payouts of up to a maximum of 200% of the portion of such participant’s target bonus that is related to that metric.

Payment of any earned bonus amounts based on performance against Bonus Plan targets will be made following the end of fiscal year 2026.

The following table sets forth each of the above listed named executive officer’s (i) current annual base salary, (ii) new annual base salary effective July 1, 2026, reflecting increases as approved by the Compensation Committee on February 3, 2026, and (iii) full-year target bonus:

Name	Current Base Salary	New Base Salary	Target Bonus as % of Base Salary
Nimrod Ben-Natan	$618,000	$750,000	100%
Walter Jankovic	$489,250	$503,928	80%
Timothy Chu	$426,420	$439,213	65%

Participants in the Bonus Plan must remain employed through the date that any bonus amount is paid in order to qualify for the bonus payment. The Compensation Committee, in its sole discretion, retains the right to amend, supplement, supersede or cancel the Bonus Plan for any reason, and reserves the right to determine whether and when to pay out any bonus amounts, regardless of the achievement of the performance targets.

Amended and Restated Change of Control Severance Agreements

On February 3, 2026, the Compensation Committee, following a review of the Company’s executive compensation program with its third-party compensation consultant’s assistance, approved an amended and restated Change of Control Severance Agreement between the Company and each of Messrs. Ben-Natan, Jankovic and Chu (each, an “Amended Agreement”).

Each Amended Agreement provides that, if the executive’s employment with the Company is terminated as a result of an Involuntary Termination (as defined in the Amended Agreement) other than for Cause (as defined in the Amended Agreement) at any time upon the date of or within eighteen (18) months following a Change of Control (as defined in the Amended Agreement) (the period, a “Change of Control Period”), then, conditioned on executive’s satisfaction of a release requirement, the executive will be entitled to receive:

•
A lump-sum cash payment equal to 100 percent (or 200 percent for Mr. Ben-Natan) of his base salary for the 12 months preceding the change of control,
•
A lump-sum cash payment equal to the greater of 100 percent (or 200 percent for Mr. Ben-Natan) of his then annual target bonus or the average of the actual bonus paid in each of the two prior years,

•
Company-paid continuation of health and dental insurance benefits (and with respect to each named executive officer other than Mr. Ben-Natan, if available, life insurance benefits) for the executive and any of his eligible dependents for up to one year (or eighteen months for Mr. Ben-Natan) following the termination of his employment, and
•
Accelerated vesting of one hundred percent (100%) of the unvested portion of any outstanding stock options and restricted stock, and
•
A lump-sum cash payment of $5,000 for outplacement assistance.

Each Amended Agreement was amended to add that, in the event of an Involuntary Termination outside of the Change of Control Period, then, subject to the executive’s satisfaction of a release requirement, the executive will be entitled to receive:

•
a lump-sum cash payment equal to 100 percent (or 150 percent for Mr. Ben-Natan) of his base salary for the 12 months preceding the termination of employment, and
•
company-paid continuation of health and dental insurance benefits (and with respect to each named executive officer other than Mr. Ben-Natan, if available, life insurance benefits) for the executive and any of his eligible dependents for up to one year (or eighteen months for Mr. Ben-Natan) following the termination of his employment.

The Amended Agreement for Mr. Ben-Natan amends the maximum period of his continued employee benefits on an involuntary termination during the change of control period from 12 months to 18 months following the termination of his employment, and all of the Amended Agreements reflect certain other immaterial clarifying changes and legal updates.

The foregoing description of the Amended Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Agreements, copies of which are filed as exhibits to this Current Report on Form 8-K, and are incorporated herein by reference.

Vesting of Certain Executive Equity Awards in Connection with Sale of Video Business

On February 3, 2026, the Compensation Committee, in light of the pending sale of the Company’s Video Business pursuant to a certain put option agreement between the Company and Leone Media Inc. (d/b/a MediaKind) as previously announced, approved the vesting acceleration of each time-based restricted stock unit covering shares of the Company’s common stock held by Neven Haltmayer, the Company’s Senior Vice President and General Manager, Video Business, that is outstanding and unvested as of the completion of such sale, subject to Mr. Haltmayer’s continued employment with the Company through the date of such sale completion.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Amended and Restated Severance and Change of Control Agreement between Harmonic Inc. and Nimrod Ben-Natan dated February 3, 2026.
10.2	Amended and Restated Severance and Change of Control Agreement between Harmonic Inc. and Walter Jankovic dated February 3, 2026.
10.3	Amended and Restated Severance and Change of Control Agreement between Harmonic Inc. and Timothy Chu dated February 3, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 9, 2026	HARMONIC INC.

	By:	/s/ Timothy Chu
Timothy Chu
General Counsel, SVP HR and Corporate Secretary